                                                               EXHIBIT 11
                         THE TORO COMPANY AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                         Three Months Ended
                                                     -------------------------
                                                     January 30,  January 31,
                                                        1998           1997
                                                     -----------  ------------
Net earnings (loss). . . . . . . . . . . . . . . . $    (1,061)   $     2,491
                                                   ------------   ------------
                                                   ------------   ------------
Basic:
  Weighted average number of common shares
     outstanding . . . . . . . . . . . . . . . . .  12,636,408     12,085,519
                                                   ------------   ------------

  Net earnings (loss) per share of common stock. . $     (0.08)   $      0.21
                                                   ------------   ------------
                                                   ------------   ------------
Diluted:
  Shares of common stock and common
  stock equivalents:
     Weighted average number of common shares
       outstanding . . . . . . . . . . . . . . . .  12,636,408     12,085,519
     Dilutive effect of outstanding
       stock options (1) . . . . . . . . . . . . .           -        376,581
                                                   ------------   ------------
                                                    12,636,408     12,462,100
                                                   ------------   ------------
  Net earnings (loss) per share of common stock
     and common stock equivalent . . . . . . . . . $     (0.08)   $      0.20
                                                   ------------   ------------
                                                   ------------   ------------

1) The effect of stock options has not been included in the January 30, 1998 calculation because their inclusion would be anti-dilutive.





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